UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2021

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, 9th Floor
Phoenix,	AZ	85016
(Address of principal executive offices, including zip code)

(800)	606-3610
(Registrant’s telephone number, including area code)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class:		Trading symbol(s):	Name of each exchange on which registered:
Common Stock	$0.01 par value per share (VEREIT, Inc.)	VER	New York Stock Exchange
6.70% Series F Cumulative Redeemable Preferred Stock	$0.01 par value per share (VEREIT, Inc.)	VER PRF	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VEREIT, Inc.		VEREIT Operating Partnership, L.P.
Emerging growth company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
VEREIT, Inc. ☐ VEREIT Operating Partnership, L.P. ☐

Item 8.01. Other Events.
On February 25, 2021, VEREIT, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC (and certain of their respective affiliates) relating to the offer and sale of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $1.5 billion (the “Shares”). The Company refers to these entities, when acting in their capacity as sales agents for it or as principals, individually, as a “Sales Agent” and, collectively, as the “Sales Agents,” and when acting in their capacity as agents for the Forward Purchasers (as defined below), individually, as a “Forward Seller” and, collectively, as the “Forward Sellers.”

Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares, and may at any time suspend solicitation and offers under the Distribution Agreement. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, determinations by the Company of the optimal source of funding for the Company and potential uses of the funding available to the Company. The Company intends to use the proceeds from any sale for general corporate purposes, which may include funding potential acquisitions and repurchasing or repaying outstanding indebtedness.

Under the terms of the Distribution Agreement, the Company may also sell the Shares to the Agents as principals for their own accounts at prices agreed upon at the time of sale. If the Company sells Shares to any of the Agents as principals, it will enter into a separate terms agreement with such Agent with respect to that sale.

The Distribution Agreement contemplates that, in addition to the issuance and sale of the Shares by the Company through or to the Sales Agents, acting as its sales agents or as principals, as applicable, the Company may also enter into one or more agreements for forward transactions (each, a “forward sale agreement” and, collectively, the “forward sale agreements”) under separate master forward confirmations (collectively, the “master forward confirmations”) and related supplemental confirmations, with each of JPMorgan Chase Bank, National Association, Bank of America, N.A., Bank of Montreal, The Bank of New York Mellon, Barclays Bank PLC, Citibank, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association. The Company refers to these entities, when acting in their capacity as purchasers under any forward sale agreements, individually, as a “Forward Purchaser” and, collectively, as the “Forward Purchasers.” If the Company enters into a forward sale agreement with any Forward Purchaser, it expects that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through its related Forward Seller, the number of shares of the Common Stock underlying such forward sale agreement in order to hedge such Forward Purchaser’s exposure under such forward sale agreement.

The Company will not initially receive any proceeds from any sale of shares of its Common Stock borrowed by a Forward Purchaser (or affiliate thereof) and sold through a Forward Seller. The Company currently expects to fully physically settle each forward sale agreement, if any, on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares underlying such forward sale agreement multiplied by the relevant forward sale price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds and may owe cash to the applicable Forward Purchaser. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds and may owe shares of its Common Stock to the applicable Forward Purchaser in certain circumstances.

Each Sales Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as Sales Agent under the applicable equity distribution agreement. In connection with any forward sale agreement, the Company will pay the applicable Forward Seller a commission, in the form of a reduced initial forward sale price under the related forward sale agreement, at a mutually agreed rate not exceeding 2.0% of the volume-weighted average of the sales prices per share of the borrowed shares of the Common Stock sold through such Forward Seller during the applicable forward hedge selling period (subject to certain adjustments).

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-250890), which became effective on January 19, 2021, and a prospectus supplement dated February 25, 2021, as the same may be amended or supplemented. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The offering of the Shares is intended to replace the Company’s existing continuous equity offering program pursuant to the prospectus supplement filed by the Company with the Securities and Exchange Commission on April 15, 2019.

The Distribution Agreement is filed as Exhibit 1.1 and the form of master forward confirmation is filed as Exhibit 1.2 to this Current Report. The description of the Distribution Agreement and the master forward confirmation does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement and form of master forward confirmation filed herewith as an exhibit to the Current Report.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Distribution Agreement, dated February 25, 2021, among the Company and the Agents, Forward Sellers and Forward Purchasers party thereto
1.2	Form of Master Forward Confirmation
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Dated: February 25, 2021